Registration No.
     =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933



                                    CONAGRA, INC.
             (Exact Name of Issuer as Specified in its Charter)

                    Delaware                         47-0248710
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation of Organization)          Identification No.)

                    ConAgra, Inc.
                    One ConAgra Drive
                    Omaha, Nebraska                      68102
          (Address of Principal Executive Offices)     (Zip Code)


                               ConAgra 1995 Stock Plan
                               (Full Title of the Plan)


                      James P. O'Donnell, Senior Vice President
                             and Chief Financial Officer
                                    ConAgra, Inc.
                                  One ConAgra Drive
                                Omaha, Nebraska  68102
                       (Name and Address of Agent for Service)

                        Telephone Number, Including Area Code,
                         of Agent for Service:  402-595-4000

                      CALCULATION OF ADDITIONAL REGISTRATION FEE
     =================================================================
     Title of    Amount to   Proposed maxi-  Proposed maxi-  Amount of
     securi-     be regis-   mum offering    mum aggregate   registra-
     ties to be  tered       price per       offering price  tion fee
     registered              share


     Common     11,000,000     $39.125       $430,375,000    $148,405.18
     Stock













     * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported in the consolidated reporting system on September 25, 1995.



                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 3.   Incorporation by Certain Documents by Reference.

          ConAgra, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended May 28, 1995.

          (c) The description of the Company's common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


     Item 6.   Indemnification of Directors and Officers

          Pursuant to Article V of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (iii) paying a dividend or approving a stock repurchase which would violate
     Section 174 of  the General Corporation  Law of the  State of Delaware;  or













     (iv) any transaction from which the director derived an improper personal benefit.

          The by-laws of the Company provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

          The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their elected officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.


     Item 8.   Exhibits

          4.1  -    ConAgra 1995 Stock Plan

          5    -    Opinion of McGrath North Mullin & Kratz, P.C.

          23.1 -    Consent of McGrath North Mullin & Kratz, P.C.
                    (included in Exhibit 5)

          23.2 -    Consent of Deloitte & Touche LLP

          24   -    Powers of Attorney for directors of the Company


     Item 9.   Undertakings

          A.  The undersigned registrant hereby undertakes:

              (1)  To file, during any period in which offers or sales are being
                   made,  a   post-effective  amendment  to   this  registration
                   statement:

                    (i) To include  any prospectus required by  Section 10(a)(3)
                        of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;













                  (iii) To  include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES













          Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 28th day of September, 1995.

                                            CONAGRA, INC.

                                              /s/ P. B. Fletcher

                                            P. B. Fletcher
                                            Chairman  of  the   Board  and
          Chief
                                            Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 28th day of September, 1995 by the following persons in the capacities indicated.

              Signature                               Title

            /s/ P. B. Fletcher
                                            Chairman of the Board and
          P. B. Fletcher                    Chief Executive Officer

            /s/ James P. O'Donnell
                                            Senior Vice President and
          James P. O'Donnell                Chief Financial Officer

            /s/ Kenneth DiFonzo
                                            Vice President
          Kenneth DiFonzo                   and Controller

          C. M. Harper*                Director
          Robert A. Krane*             Director
          Gerald Rauenhorst*           Director
          Carl E. Reichardt*           Director
          Ronald W. Roskens*           Director
          Marjorie Scardino*           Director
          Walter Scott, Jr.*           Director
          William G. Stocks*           Director
          Jane J. Thompson*            Director
          Frederick B. Wells*          Director
          Thomas R. Williams*          Director
          Clayton K. Yeutter*          Director


          * This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                              /s/ P. B. Fletcher












                                            P. B. Fletcher
                                            Attorney-in-Fact





                                  INDEX TO EXHIBITS


          EXHIBIT NO.                  EXHIBIT                       PAGE


              4.1       ConAgra 1995 Stock Plan.....................

              5         Opinion of McGrath, North, Mullin
                        & Kratz, P.C................................

              23.1      Consent of McGrath, North, Mullin
                        & Kratz, P.C. (included in Exhibit 5)

              23.2      Consent of Deloitte & Touche LLP............

              24        Powers of Attorney for directors
                        of the Company..............................